Exhibit 32

CERTIFICATIONS UNDER SECTION 906

Certifications Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of SINTX Technologies, Inc. (the “Company”) for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2026	By:	/s/ Eric Olson
Eric Olson
Chief Executive Officer (Principal Executive Officer)

	By:	/s/ Kevin Trask
Kevin Trask
Chief Financial Officer (Principal Financial Officer)